QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	State or Country of Incorporation or Organization
ArthroCare (Australasia) Pty Ltd.	Australia
ArthroCare (Deutschland) AG	Germany
ArthroCare (Hong Kong) Limited	Hong Kong
ArthroCare Canada Limited	Canada
ArthroCare Corporation Cayman Islands	Cayman Islands
ArthroCare Costa Rica, S.R.L.	Costa Rica
ArthroCare Europe AB	Sweden
ArthroCare France SARL	France
ArthroCare India Medical Device Private Limited	India
ArthroCare Luxembourg, S.‘a.r.l.	Luxembourg
ArthroCare Medical Corporation	Nevada
ArthroCare Danmark ApS	Denmark
ArthroCare Singapore PTE. Ltd.	Singapore
ArthroCare UK Limited	United Kingdom
Atlantech Medical Devices (UK) Limited	United Kingdom
Device Reimbursement Services, Inc.	Nevada
DiscoCare, Inc.	Delaware
ArthroCare Austria AG	Austria
ArthroCare BeNeLux B.V.	Netherlands
ArthroCare Medical Device (Beijing) Co. Ltd.	China
OC Acquisition Sub, LLC	California
ArthroCare Belgium SPRL	Belgium
ArthroCare Finland Oy	Finland

QuickLinks

  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT